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Exhibit 3.2(c)

        Delaware

The First State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF FORMATION OF "INOVIO ACQUISITION, LLC" FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2008, AT 6:47 O'CLOCK P.M.

4565681 8100V 081085171 You may verify this certificate online at corp. delaware.gov/authver. shtm1	DELAWARE STATE SEAL LOGO	/s/ HARRIET SMITH WINDSOR Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6946438 DATE: 11-03-08

State of Delaware Secretary of State Division of Corporations Delivered 06:47 PM 10/31/2008 FILED 06:47 PM 10/31/2008 SRV 081085171 - 4565681 FILE

CERTIFICATE OF FORMATION
OF
INOVIO ACQUISITION, LLC
(Pursuant to 6 Del. C, § 18-101 et seq.)

         FIRST:    The name of the limited liability company formed hereby is:

lNOVIO ACQUISITION, LLC

         SECOND:    The address of the company's registered office in the State of Delaware is: 2711 Centerville Rd., Suite 400, Wilmington, Delaware 19808. The name of the company's registered agent at such address is the Corporation Service Company.

         THIRD:    The purpose of the company is to engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Limited Liability Company Act.

         FOURTH:    The company shall be managed in accordance with the terms of its limited liability company operating agreement.

         FIFTH:    No member of the company shall be obligated personally for any debt, obligation or liability of the company solely by reason of being a member of the company.

         SIXTH:    The company reserves the right to amend or repeal any provision contained herein in the manner now or hereafter prescribed by law and in the company's limited liability company operating agreement.

        THE UNDERSIGNED, as an authorized person, hereby executes this Certificate of Formation for the purpose of forming a limited liability company under the Act (6 Del.C. §18-101 et seq.) The undersigned hereby declares that to the best of the undersigned's knowledge and belief, the facts stated above are true, and accordingly executes this Certificate of Formation of October 31, 2008.

/s/ AVTAR DHILLON Avtar Dhillon Authorized Person

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  Exhibit 3.2(c)
CERTIFICATE OF FORMATION OF INOVIO ACQUISITION, LLC (Pursuant to 6 Del. C , § 18-101 et seq.)
lNOVIO ACQUISITION, LLC